Exhibit 99.1

CONSENT

CCG Facilities Integration Incorporated (“CCG”) hereby consents to the use by Digital Realty Trust, Inc. in its Form S-11 Filing of CCG material set forth on the attached Exhibit A.

CCG FACILITIES INTEGRATION INCORPORATED

/s/ Bruce Edwards, RA

By:	Bruce Edwards, RA
Title:	President

June 30, 2005

EXHIBIT A

Based on analysis prepared by CCG Facilities Integration Incorporated, the estimated cost to construct data center space would range from $900 to $1,200 per square foot raised floor area.